KRAMER LEVIN NAFTALIS & FRANKEL LLP

March 30, 2011

The Milestone Funds

115 East Putnam Avenue

Greenwich, CT 06830

Re:	The Milestone Funds Post-Effective Amendment No. 25 File Nos. 33-81574; 811-8620

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 25 to the Registration Statement No. 33-81754 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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